UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 6, 2011

DIAL GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14691	95-3980449
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 W. 42nd Street New York, NY		10036
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 641-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5	Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On December 6, 2011, Edward A. Mammone, age 43, was appointed Chief Accounting Officer of Westwood One, Inc. (since renamed Dial Global, Inc., as described in Item 8.01 below, the “Company”). Mr. Mammone has served as the Company’s Senior Vice President, Finance since December 17, 2009 when he joined the Company. He also served as Principal Accounting Officer of the Company from December 17, 2009 until October 21, 2011 when the Company closed its merger with Verge Media Companies. Prior to joining the Company, Mr. Mammone served as Senior Vice President, Chief Accounting Officer of Revlon, Inc., a NYSE-listed company, from January 2007 to September 2009. From 1997 through 2006 Mr. Mammone held various senior positions in Revlon’s finance group. Prior to joining Revlon in 1997, Mr. Mammone worked for Grant Thornton LLP as an Audit Manager. Mr. Mammone is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

Section	8 Other Events

Item 8.01	Other Events.

On December 12, 2011, Westwood One, Inc. filed an Amended and Restated Certificate of Incorporation (“COI”) changing its name to Dial Global, Inc. This action was described in more detail in an Information Statement on Schedule 14C filed by the Company with the SEC on November 18, 2011.

Section 9	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following is a list of the exhibits filed as a part of this Form 8-K:
Exhibit No.	Description of Exhibit
3.1	Amended and Restated Certificate of Incorporation changing the name of the Company to Dial Global, Inc., as filed with the Delaware Secretary of State on December 12, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTWOOD ONE, INC.

Date: December 12, 2011	By:	/s/ David Hillman
Name: David Hillman
Title: Executive Vice President